                    LEVEL 8 SYSTEMS, INC. AND SUBSIDIARIES
                WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENTS
                                  EXHIBIT 11.0


                                               THREE MONTHS ENDED                 NINE MONTHS ENDED
                                         September 30,     September 30,    September 30,    September 30,
PRIMARY:                                      1997           1996               1997             1996
                                        --------------------------------    ------------------------------

WEIGHTED AVERAGE COMMON SHARES             7,007,306      6,107,959          6,978,095        5,985,265

COMMON STOCK EQUIVALENTS                     635,083                           619,441
                                        --------------------------------    ------------------------------

WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES                 7,642,389      6,107,959          7,597,536        5,985,265
                                        ================================    ==============================


FULLY DILUTED:

WEIGHTED AVERAGE COMMON SHARES             7,007,306      6,107,959          6,978,095        5,985,265

COMMON STOCK EQUIVALENTS                     748,951                           814,960
                                        --------------------------------    ------------------------------

WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES                 7,756,257      6,107,959          7,793,056        5,985,265
                                        ================================    ==============================